UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2021

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street Green Bay, Wisconsin 54301
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 491-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ASB	New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.375% Non-Cum Perp Pref Stock Srs D	ASB PrD	New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.875% Non-Cum Perp Pref Stock Srs E	ASB PrE	New York Stock Exchange
Depositary Shrs, each representing 1/40th intrst in a shr of 5.625% Non-Cum Perp Pref Stock Srs F	ASB PrF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 8.01Other Events.

On August 5, 2021, the Board of Directors of Associated Banc-Corp (the “Company”) called for redemption on September 15, 2021 (the “Redemption Date”) of all of its outstanding depositary shares representing a 1/40th interest in a share of the Company’s 5.375% Perpetual Preferred Stock, Series D (the “Series D Depositary Shares”).  There are currently 3,978,320 Series D Depositary Shares outstanding. The Series D Depositary Shares will be redeemed at a redemption price of $25 per Series D Depositary Share, plus an amount equal to any declared and unpaid dividends to the Redemption Date.

The press release issued by the Company on August 5, 2021 relating to the foregoing information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1Press Release dated August 5, 2021

104Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSOCIATED BANC-CORP (Registrant)
By: /s/ Randall J. Erickson Name:Randall J. Erickson Title:Executive Vice President, General Counsel and Corporate Secretary

Dated:  August 5, 2021